ALEXANDER & BALDWIN, INC.
             Subsidiaries as of February 29, 2000

                                              State or Other
                                            Jurisdiction Under
Name of Subsidiary                            Which Organized
------------------                          ------------------

A & B Development Company (California)          California
A & B Properties, Inc.                          Hawaii
East Maui Irrigation Company, Limited           Hawaii
Kahului Trucking & Storage, Inc.                Hawaii
Kauai Commercial Company, Incorporated          Hawaii
Kukui'Ula Development Company, Inc.             Hawaii
Matson Navigation Company, Inc.                 Hawaii
   Subsidiaries:
        Matson Intermodal System, Inc.          Hawaii
        Matson Logistics Solutions, Inc.        Hawaii
        Matson Services Company, Inc.           Hawaii
        Matson Terminals, Inc.                  Hawaii
McBryde Sugar Company, Limited                  Hawaii
   Subsidiary: Kauai Coffee Company, Inc.       Hawaii
South Shore Community Services, Inc.            Hawaii
South Shore Resources, Inc.                     Hawaii
WDCI, INC.                                      Hawaii


NOTE: Certain A&B subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, have been omitted.